EXHIBIT 10.3
Joinder Agreement for Registration Rights Agreement

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Registration Rights  Agreement (the “Agreement”) dated as of February 24, 2010, by and among SinoHub, Inc. (the “Company”) and the parties named therein, and for all purposes of the Agreement, the undersigned shall be included within the term “Investor” (as defined in the Agreement).

Date: February 26, 2010

NAME OF INVESTING ENTITY

JAYHAWK PRIVATE EQUITY FUND II, L.P.

By:	/s/ Michael D. Schmitz
Name: Michael D. Schmitz
Title: Chief Financial Officer

ADDRESS FOR NOTICE

c/o:	Jayhawk Private Equity Fund II, L.P.

Street:	930 Tahoe Blvd., 802-281

City/State/Zip:	Incline Village, NV 89451

Attention:	Mike Schmitz

Tel:	775-832-8199

Fax:	866-832-1238

Email:	mike.schmitz@jayhawkcapital.com